UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of earliest event reported): April 22, 2009 (March 31, 2009)
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300, Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
(713) 579-0600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 3, 2009, Synthesis Energy Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “8-K”) with the Securities and Exchange Commission which disclosed, among other things, the terms of a new compensation plan for the members of the Company’s board of directors which was approved effective March 31, 2009. That disclosure stated that the new director compensation plan was in lieu of the prior cash fees of $1,500 paid quarterly to the members of the board of directors. However, the new director compensation plan is in addition to the quarterly cash fees. In addition, the disclosure stated that the annual option grants under the new compensation plan would vest as to 25% of the shares on each of the first four anniversary dates after the date of the grant, beginning on the first anniversary of the grant. However, such annual option grants will vest as to 25% on March 31, June 30, September 30 and December 31 of the year in which the option is granted.
     This Amendment No. 1 on Form 8-K/A is being filed to amend the 8-K to make these changes. There are no other changes to the disclosure contained in the 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: April 22, 2009	/s/ Kevin Kelly
Kevin Kelly
Chief Accounting Officer and Controller